EXHIBIT  23
















INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Sky Financial Group, Inc. on Form 8-K/A of our report on First Western Bancorp, Inc.'s consolidated financial statements dated January 25, 1999, appearing in the Annual Report on Form 10-K of First Western Bancorp, Inc. for the year ended December 31, 1998.


/s/  Deloitte & Touche LLP


DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
September 28, 1999